UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2025 (May 1, 2025)

COMMUNITY HEALTHCARE TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37401	46-5212033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067

(Address of principal executive offices) (Zip Code)

(615) 771-3052
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	CHCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2025, Community Healthcare Trust Incorporated (the “Company”) provided notice of termination to Timothy L. Meyer, Executive Vice President – Asset Management, effective May 31, 2025 (the “Separation Date”). Subject to Mr. Meyer’s continued employment in good standing through the Separation Date, on such date Mr. Meyer’s employment with the Company will be terminated “other than for cause” under the terms of his employment agreement with the Company, as amended, a copy of which has been previously filed with the Securities and Exchange Commission.

Subject to Mr. Meyer’s execution and non-revocation of a release, he will receive severance compensation in accordance with the terms of his employment agreement. Mr. Meyer’s severance compensation is expected to be comprised of the following: (i) his annual base salary in the amount of $349,766, paid in installments through March 15, 2026; and (ii) a lump sum payment in the amount of $757,261, which equals two times his average annual cash bonus in the prior two years. Mr. Meyer will also be entitled to full vesting of all equity awards under the Company’s equity compensation plans. The equity awards that will be accelerated include 198,015 issued but unvested shares of restricted stock, 3,347 issued but unvested time-based restricted stock units, and 14,928 unvested performance-based restricted stock units (vesting at target-level performance). Following his separation, Mr. Meyer will continue to be subject to certain restrictive covenants, including non-competition and non-solicitation covenants. The Company intends to enter into a severance agreement with Mr. Meyer consistent with the terms described above. The Company expects to record a charge of approximately $5.8 million for the quarter ended June 30, 2025 in connection with Mr. Meyer’s separation.

Item 8.01 Other Events.

On May 6, 2025, the Company issued a press release announcing the appointment of Mark E. Kearns as the Company’s Senior Vice President – Asset Management, effective May 12, 2025. Mr. Kearns brings over 25 years of healthcare real estate experience, including leading the leasing, development/redevelopment, and operations of medical outpatient buildings and related healthcare facilities. His prior positions include serving as Vice President, Head of Leasing at Welltower Inc. (NYSE: WELL) and Senior Director – Leasing at Healthpeak Properties Inc. (NYSE: DOC).

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 6, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTHCARE TRUST INCORPORATED

	By:	/s/ David H. Dupuy David H. Dupuy Chief Executive Officer and President
Date: May 6, 2025

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